                             OFFICE BUILDING LEASE



                         WESTERN STATES VENTURES, LLC,
                    A CALIFORNIA LIMITED LIABILITY COMPANY,
                                 AS "LANDLORD"

                                      AND

                           ABACUS DIRECT CORPORATION,
                            A DELAWARE CORPORATION,
                                  AS "TENANT"


                                  MAY 22, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE(S)
                                                                        -------

 1 Parties ....................................................................1
 2 Premises ...................................................................1
 3 Term .......................................................................1
 4 Security Deposit ...........................................................2
 5 Operating Expense Adjustments ..............................................3
 6 Possession .................................................................3
 7 Rent .......................................................................3
 8 Use ........................................................................5
 9 Compliance with Law ........................................................5
10 Alterations and Additions ..................................................5
11 Repairs ....................................................................6
12 Liens ......................................................................7
13 Assignment and Subletting ..................................................7
14 Hold Harmless ..............................................................9
15 Subrogation ...............................................................10
16 Liability Insurance .......................................................10
17 Services and Utilities ....................................................10
18 Property Taxes ............................................................11
19 Rules and Regulations .....................................................11
20 Holding Over ..............................................................11
21 Entry by Landlord .........................................................11
22 Reconstruction ............................................................12
23 Default ...................................................................12
24 Remedies in Default .......................................................13
25 Eminent Domain ............................................................14
26 Estoppel Certificate ......................................................14
27 Parking ...................................................................14
28 Authority of Parties ......................................................14
29 Default by Landlord .......................................................15
30 Option to Expand ..........................................................16
31 First Right of Refusal ....................................................16
32 First Right of Offer ......................................................17
33 Option to Extend ..........................................................17
34 Hazardous Materials .......................................................18
35 General Provisions ........................................................19
36 Brokers ...................................................................21
37 Notice ....................................................................21

                             OFFICE BUILDING LEASE
                       (FOR USE IN THE STATE OF COLORADO)



1.       PARTIES

         This Office Building Lease ("LEASE"), dated for reference purposes only May 22, 1998 ("LEASE DATE"), is entered into between WESTERN STATES VENTURES, LLC, a California limited liability company (herein called "LANDLORD"), and ABACUS DIRECT CORPORATION, a Delaware corporation (herein called "TENANT").

2.       PREMISES

         (a) Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space (herein called "PREMISES"), consisting of approximately seventy-five thousand (75,000) rentable square feet, known as "SUITE 400," at the building ("BUILDING"), located at [To Be Determined/bounded by Highway 128 and 120th Street], Broomfield, Colorado, commonly known as "EL DORADO RIDGE," shown on Exhibit A attached hereto and hereby made a part hereof, including the Tenant Improvements ("TENANT IMPROVEMENTS") to be constructed in accordance with the "WORK LETTER AGREEMENT" attached as Exhibit B hereto. The Premises shall consist of the entire fourth, third, second floor, and a portion of the first floor. Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance. El Dorado Ridge is anticipated, upon completion of construction, to have two (2) separate buildings, the first, known as "BUILDING ONE," consisting of approximately one hundred five thousand (105,000) rentable square feet, generally described in Exhibit B-1 and the second, the Building referenced in this Lease. The Building, Building One and the related common improvements are collectively referred to as the "PROJECT."

         (b) The demise of the Premises contained herein shall include a non-exclusive right for Tenant to use all portions of the Building and the common areas thereof designated by Landlord for the common use of all tenants including, without limitation, hallways, restrooms, stairs, entrances, lobby areas, elevators, parking spaces, driveways and loading areas. Landlord shall not alter or reduce the common areas or the Premises in a manner which unreasonably interferes with Tenant's use or enjoyment of the Premises.

         (c) Tenant acknowledges that, as of the Lease Date, Landlord has not commenced construction of the Project, which construction is anticipated to begin following the Lease Date when determined by Landlord. In this regard, Landlord intends to complete construction of the Building and Tenant Improvements in accordance with the provisions of the Work Letter Agreement on or before the Expected Occupancy Date (as hereinafter defined). Prior to the Commencement Date, Landlord shall cause the Building to be measured to determine the rentable and usable square footage of the Building and the Premises. Such measurement shall be in compliance with the Building Owners and Managers Association Standard Method for Measuring Floor Area within Office Buildings (ANSI Z65.1-1996). With regard to such determination, Landlord agrees that a R/U ratio of 1.059% shall not be exceeded for full floor occupancy, and a R/U ratio of 1.1284% shall not be exceeded for partial floor occupancy. Landlord shall provide Tenant with a written summary, certified by its architect, setting forth the determination of the usable and rentable square footage of the Premises prior to the Commencement Date consistent with the above-described measurement standard, which measurement shall be binding and conclusive upon the parties. Such measurements shall be confirmed in the First Amendment to Lease and Acknowledgement (as hereinafter defined).

         (d) As of the Commencement Date, Landlord represents and warrants that the Building (excluding any areas within the Premises constructed by and/or designed by Tenant), to the extent constructed by Landlord, its agents, employees, contractors and/or subcontractors, shall (i) comply with all applicable laws, and (ii) have been constructed in accordance with the specifications for the Building ("BASE BUILDING SPECIFICATIONS") set forth in Exhibit B-2 attached hereto.

3.       TERM

         This Lease is effective between Landlord and Tenant as of the Lease Date. The term of this Lease shall commence upon the earlier of the following dates ("COMMENCEMENT DATE"): (i) the date on which the Premises are Substantially Completed (as defined below), which is expected to be on April 1, 1999 ("EXPECTED OCCUPANCY DATE"); (ii) the date on which the Premises would have been Substantially Completed had there been no delays caused by or attributable to Tenant; or (iii) the date upon which Tenant takes possession of the Premises with Landlord's written consent. Notwithstanding the foregoing, excepting Tenant taking possession of the Premises pursuant to subsection (iii) above prior to April 1, 1999, in no event shall Tenant be required to take possession of the Premises prior to (a) April 1, 1999, or (b) the date that the lobby for the Building is substantially completed consistent with the Lobby Specifications (as defined in the Work Letter Agreement). Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute and deliver an amendment to this Lease ("FIRST AMENDMENT TO LEASE AND ACKNOWLEDGEMENT") setting forth the Commencement Date and the expiration date of the term of the Lease, the rentable area of the Premises and adjustments to the Base Rent as a result of an increase or decrease in the rentable area of the Premises which shall be in the form attached hereto as Exhibit C. The Premises shall be deemed to be "SUBSTANTIALLY COMPLETE" when (i) Tenant has direct access to the Premises with building services ready to be furnished to Premises and all construction to be performed by Landlord, as set forth in the Work Letter Agreement has been completed, with the exception of the Punch List Items (as hereinafter defined) that do not materially adversely affect Tenant's use of the Premises as reasonably determined by Landlord and Tenant, (ii) all major systems and services to be furnished by Landlord pursuant to the provisions of the Lease are operational, and (iii) a permanent certificate of occupancy has been issued for the Premises. The term of this Lease shall be for a period of seven (7) years following the Commencement Date. Landlord shall provide Tenant with its good faith estimation of the date of the Commencement Date at least thirty (30) days prior to such date.

4.       POSSESSION

         (a) If the Landlord, for any reason whatsoever, cannot cause the Commencement Date to occur by the Expected Occupancy Date, this Lease shall not be void or voidable, nor shall the expiration date of the above term be in any way extended, but in that event, excepting delays caused by Tenant, all rent shall be abated during the period between the commencement of said term and the time When Landlord delivers possession.

         (b) In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all the provisions of this Lease. In this regard, Tenant shall be entitled to enter the Premises at least twenty (20) days prior to the Commencement Date for the purpose of installation of furniture, trade fixtures and equipment, which early occupancy shall be subject to the terms and conditions of this Lease, excepting the payment of Base Rent. The parties shall use their respective good faith efforts to schedule work during such periods so as not to unreasonably interfere with their respective efforts (the parties acknowledge that such early entrance may be "Phased" concerning certain portions of the Premises to allow for the laying of carpet therein). Said early possession shall not advance the termination date hereinabove provided. Additionally, subject to the provisions of this Section, Tenant shall be provided access to the Premises by December 20, 1998, for the purpose of constructing certain improvements in accordance with the provisions of the Work Letter Agreement. In no event shall Tenant's use of the Premises pursuant to this Section 4(b) be deemed to be Tenant's acceptance of possession of the Premises or constitute the Commencement Date.

         (c) Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition, and that Tenant agrees to accept the same in its condition existing as of the date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises, subject to the Punch List Item (as hereinafter defined). Notwithstanding the foregoing, within ten (10) days prior to and within sixty (60) days after the Tenant takes possession of the Premises, Tenant shall deliver to Landlord a list of items ("PUNCH LIST ITEMS") that Tenant reasonably deems that Landlord complete or correct in order for the Premises to be reasonably acceptable. The Punch List Items shall not include any damages and/or repairs caused by Tenant, its agents, employees, contractors or subcontractors. Landlord shall complete and/or correct such items set forth on the Punch List Items using its good faith efforts and due diligence within thirty (30) days following receipt of the Punch List Items; provided, however, that with respect to those items that Landlord reasonably contends do not require completion and/or correction, Landlord and Tenant shall negotiate in good faith for a resolution of such item. If Tenant does not deliver the Punch List Items to Landlord within such time periods, Tenant shall be deemed to have accepted the condition of the Premises.

         (d) For a period of one (1) year following the Commencement Date ("WARRANTY PERIOD"), Landlord shall warranty the condition of the Building and the Premises, to the extent that such improvements will be constructed by Landlord, its agents, employees, contractors and subcontractors. Following Landlord's receipt of written notice from Tenant during the Warranty Period, Landlord shall use its commercially reasonable efforts to complete such warranty repair in a timely basis as soon as possible. Landlord's repair obligations pursuant to this
         Section 4(d) shall be subject to Tenant's rights pursuant to Sections 11(d) and (3) of this Lease. The expiration of the Warranty Period shall not otherwise affect Landlord's obligations to make certain repairs as set forth in Section 11(b) of this Lease or effect the enforcement of any applicable warranty provided by any third party contractor or materialmen relating to the Building.

         (e) Notwithstanding any other provision of Section 4 to the contrary, in the event that the Commencement Date has not occurred on or before May 7, 1999 ("OUTSIDE DELIVERY DATE"), for a period of five
         (5) business days thereafter, as Tenant's sole and exclusive remedy (except as set forth in this Section 4(e), Tenant shall have the right to extend the date upon which Tenant is required to accept possession of the Premises until October 1, 1999 ("DELAYED DELIVERY DATE"), by delivery of written notice of such election within such time period; provided, however, Tenant may accept possession of the Premises at any time prior to the Delay Delivery Date, which acceptance would accelerate the Commencement Date to the date of such acceptance. The failure of Tenant to make such election within such time period shall be deemed Tenant's waiver of such extension right. In the event that Tenant makes such election to extend the Commencement Date of this Lease until the Delayed Delivery Date, this Lease shall remain in full force and effect, the Commencement Date shall be deemed the Delayed Delivery Date, the expiration date of the Lease shall be correspondingly extended, and, except as otherwise provided in this
         Section 4(e), all terms and conditions of this Lease shall remain in full force and effect. The parties acknowledge and agree that the extension of the Commencement Date under the Delayed Delivery Date shall cause a material financial impact upon Landlord, accordingly, each party agrees to use its best commercially reasonable efforts to cause the Commencement Date to occur on or before the Outside Delivery Date. Subject to the preceding sentence, the parties acknowledge that the reason for the delay of the Commencement Date past the Outside Delivery Date is of material importance to the parties. The parties hereby agree that in the event the Commencement Date is delayed past the Outside Delivery Date due solely to delays caused by Landlord, its agents, employees, contractors or subcontractors, provided that Tenant has made the election to extend the Commencement Date until the Delayed Delivery Date, as provided in this Section 4(e), in addition to any Base Rent-free possession granted to Tenant pursuant to

         Section 5(b) of this Lease, Tenant shall be entitled to thirty-seven
         (37) days of Base Rent-free possession of the Premises beginning upon the sixty-first (61st) day following the Commencement Date of this Lease, provided, however, if Tenant accepts possession of the Premises within thirty-seven (37) days following the Outside Delivery Date, such Base Rent-free period shall be accordingly decreased. In the event that the Commencement Date is delayed past the Outside Delivery Date for any reason other than as set forth in the preceding sentence, which includes, but is not limited to, any form of delay caused by reasons beyond the control of Landlord or delays caused by Tenant, its agents, employees, contractors or subcontractors, the granting of the Base Rent-free period pursuant to the preceding sentence shall not be applicable.

         (f) Notwithstanding any other provision of this Section 4 to the contrary, in the event that the Commencement Date has not occurred by November 15, 1999, for a period of fifteen (15) days thereafter, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord, in which case the parties shall have no further obligations under this Lease. The failure of Tenant to deliver such notice within such time period shall be deemed a waiver of such right to terminate.

5.       RENT

         (a) Tenant agrees to pay to Landlord as "BASE RENT," (annual rent divided by twelve (12)), without offset, prior notice or demand, for the Premises, on or before the first day of the first full calendar month of the term hereof following the Commencement Date and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof. Base Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon the actual number of days in such month. Said rental shall be paid to Landlord, without deduction or offset in lawful money of the United States of America, which shall be legal tender at the time of payment at the Office of the Building, or to such other person or at such other place as Landlord may from time to time designate in writing.

         (b) The Base Rent during the term of this Lease shall be as follows:

                 Term of this Lease                         Annual Base Rent                  Monthly Base Rent
                 (from Commencement Date)                   (per rentable square foot)        (per rentable square foot)
                 ------------------------                   --------------------------        --------------------------
                 Months 1 and 2 (first sixty (60))                   $0.00                             $0.00
                 days following Commencement
                 Date
                 Months 3 through 42                                 $15.47                            $1.2892
                 Months 43 through 84                                $16.55                            $1.3792

         (c) Any and all amounts due and payable by Tenant and Landlord pursuant to this Lease, including, but not limited to Base Rent, shall be referred to as "RENT."

6.       SECURITY DEPOSIT

         (None)

7.       OPERATING EXPENSE ADJUSTMENTS

         (a) For the purpose of this Lease, "DIRECT EXPENSES" shall mean all direct costs of every kind or nature which Landlord shall pay or become obligated to pay because of or in connection with management, ownership, maintenance, repair, replacement, preservation and operation of the Building and the common areas thereof (various
         Project expenses, which are common to both the Building and Building One shall be included within Direct Expenses on a prorata basis (e.g. maintenance and cleaning of parking areas)), as determined by standard accounting practices, calculated, with regard to Direct Expenses which vary with occupancy only, assuming the Building is ninety-five percent (95%) occupied, and shall include the following costs by way of illustration, but not to be limited to: real property taxes, assessments, bonds (or any substitute therefor) rent taxes, gross receipt taxes (whether assessed against the Landlord or assessed against the Tenant and collected by the Landlord, or both (collectively, "REAL ESTATE TAXES")); the establishment of normal and customary reasonable annual reserves for capital improvements and structural repairs; water and sewer charges; insurance premiums for any form of insurance deemed reasonably prudent by Landlord ("INSURANCE"), provided that (i) such Insurance is in a form and amounts that other landlords of comparable first-class buildings in the vicinity of the Building are requiring, and (ii) such Insurance is actually purchased; utilities of all types servicing the Building and the common areas ("UTILITIES") (electricity servicing the Premises is being paid by Tenant directly to the utility provider, accordingly, such cost shall not be included in Direct Expenses); janitorial services in accordance with the specification set forth in Exhibit D attached hereto ("JANITORIAL SERVICES"); labor; costs incurred in the management of the Building, if any; air conditioning and heating; elevator maintenance; supplies; materials; equipment and tools; including maintenance, costs, and upkeep of all parking and common areas (Direct Expenses shall not include depreciation on the Building of which the Premises are a part or equipment therein, loan payments, executive salaries or real estate brokers' commissions, or cost of tenant improvements installed by Landlord; or attorneys' fees incurred by Landlord resulting from disputes or lease transactions with existing tenants of the Building; provided that attorneys' fees incurred by Landlord which are for the general benefit of all tenants of the Building shall be included in Direct Expenses; and any expenses concerning the repair of defects in the Building which are covered by and corrected pursuant to manufacturer warranties). For the purposes of determining Tenant's Share (as hereinafter defined) of Direct Expense, from calendar year to calendar year during the term of this Lease, Landlord and Tenant agree that increases in Direct Expenses, excepting the cost of Real Estate Taxes, Insurance and Utilities, shall not exceed the Direct Expense Cap (as defined below). The Direct Expense CAP shall not apply to Tenant's Share of the cost of Real Estate Taxes, Insurance, and Utilities, which costs shall be billed at actual cost and Tenant shall be responsible for Tenant's Share of such costs. For the purpose of this Section 7(a), "DIRECT EXPENSE CAP" shall mean (i) for the first (1st) year of the term of this Lease, the amount of Five and 25/100ths Dollars ($5.25) per rentable square foot of the Premises; (ii) for second (2nd) year of the term of this Lease, the lesser of (a) the actual amount of Direct Expenses, less Real Estate Taxes, Insurance, and Utilities, paid by Landlord for the immediately preceding calendar year multiplied by one hundred five percent (105%), or (b) the amount of Five and 51/100ths Dollars ($5.51) per rentable square foot of the Premises; (iii) for third (3rd) year of the term of this Lease, the lesser of (a) the actual amount of Direct Expenses, less Real Estate Taxes, Insurance, and Utilities, paid by Landlord for the immediately preceding calendar year multiplied by one hundred five percent (105%), or (b) the amount of Five and 79/100ths Dollars ($5.79) per rentable square foot of the Premises; (iv) for fourth (4th) year of the term of this Lease, the lesser of (a) the actual amount of Direct Expenses, less Real Estate Taxes, Insurance, and Utilities, paid by Landlord for the immediately preceding calendar year multiplied by one hundred five percent (105%), or (b) the amount of Six and 08/100ths Dollars ($6.08) per rentable square foot of the Premises; (v) for fifth (5th) year of the term of this Lease, the lesser of (a) the actual amount of Direct Expenses, less Real Estate Taxes, Insurance, and Utilities, paid by Landlord for the immediately preceding calendar year multiplied by one hundred five percent (105%), or (b) the amount of Six and 38/100ths Dollars ($6.38) per rentable square foot of the Premises; (vi) for sixth (6th) year of the term of this Lease, the lesser of (a) the actual amount of Direct Expenses, less Real Estate Taxes, Insurance, and Utilities, paid by Landlord for the immediately preceding calendar year multiplied by one hundred five percent (105%), or (b) the amount of Six and 70/100ths Dollars ($6.70) per rentable square foot of the Premises; and (vii) for seventh (7th) year of the term of this Lease, the lesser of (a) the actual amount of Direct Expenses, less Real Estate Taxes, Insurance, and Utilities, paid by Landlord for the immediately preceding calendar year multiplied by one hundred five percent (105%), or (b) the amount of Seven and 04/100ths Dollars ($7.04) per rentable square foot of the Premises. Notwithstanding the definition of Direct Expenses, such expenses shall not include the costs set forth in Exhibit E.

         (b) For the first year following the Commencement Date, Landlord estimates such amount of Direct Expenses for the Building to be Five and 25/100ths Dollars ($5.25) per rentable square foot, however actual expenses may vary (the parties acknowledge that such estimate has been decreased by $1.00 per rentable square foot in recognition of Tenant's obligation to pay electrical services for the Premises directly to the utility provider). Tenant shall pay its proportionate share of Direct Expenses ("TENANT'S SHARE"), as determined by comparing the rentable square footage of the Premises to the rentable square footage of the Building, which percentage shall be confirmed in the First Amendment to Lease and Acknowledgement. Landlord shall give to Tenant on or before the first day of March of each year a statement ("EXPENSE STATEMENT") of the actual amount of Direct Expenses for the previous year, but failure by Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to collect any amount payable hereunder. Landlord shall, in each Expense Statement, estimate Direct Expenses for the then current year and such estimate shall be used as an estimate for said current year and this amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payment for the balance of that calendar year and shall continue until the next Expense Statement is rendered. If the next or any succeeding year results in an increase in Direct Expenses, then upon receipt of an Expense Statement from Landlord, Tenant shall pay a lump sum equal to Tenant's Share of such total increase in Direct Expenses, less the total of the monthly installments of Direct Expenses paid in the previous calendar year. If, in any comparison year the Tenant's Share of Direct Expenses be less than the preceding year, then upon receipt of the Expense Statement, any overpayment made by Tenant on the monthly installments basis provided above shall be credited towards the next monthly rent falling due and the estimated monthly installment of Direct Expenses to be paid shall be adjusted to reflect such lower Direct Expenses.

         (c) Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the year in which this Lease terminates, Tenant shall, within thirty (30) days following such determination, pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant. Notwithstanding anything contained in this Article, the rent payable by Tenant shall in no event be less than the rent specified in Article 5 hereinabove.

         (d) For a period of one (1) year after receipt of the Expenses Statement, Tenant shall be entitled, upon thirty (30) days prior written notice and during normal business hours, at the office of the Building's property manager or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Direct Expenses for the immediately preceding comparison year. Failure of Tenant to request such inspection within such time period shall render such Expenses Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts of the Direct Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by either a qualified expense auditor (with not less than ten (10) years experience in auditing of commercial office projects, or a certified public accountant ("AUDITOR")) acceptable to both Landlord and Tenant (the Auditor shall be paid on an hourly basis and no contingent fee payments shall be permitted). The audit shall be limited to the determination of the amount of Direct Expenses for the subject comparison year. If the audit discloses that the amount of Direct Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Direct Expenses for the subject comparison year by more than five percent (5.00%), in which case Landlord shall pay all costs and expenses of the audit. Tenant and the Auditor shall keep any information gained from such audit confidential and shall not disclose it to any other party. The exercise by Tenant of the audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the disputed portion of Direct Expenses.

         (e) Upon not less than sixty (60) days advance written notice, Tenant shall have the right to assume from Landlord responsibility to provide Janitorial Services for the Leased Premises; provided that (i) Tenant is not in default of the provisions of this Lease, and (ii) the level of such service shall comply with the specifications set forth on Exhibit D attached hereto. In the event that Tenant elects to assume the obligation to provide Janitorial Services as provided herein, Landlord shall have no obligation or liability as a result of actions taken by such janitorial staff, Tenant shall cause such janitorial staff to comply with the rules and regulations of the Building, such services shall be consistent with the operation of other first-class office building in the vicinity of the Building, and such expense previously included in Direct Expenses shall be excluded for the purpose of determining Tenant's Share thereof.

         (f) At any time during the term of this Lease, Tenant may request Landlord, by delivery of written notice, to challenge the amount of Real Estate Taxes currently assessed against the Building; provided, however, Landlord shall not be obligated to commence such challenge if, in Landlord's good faith estimation, such challenge would not prevail. If Landlord indicates in writing that it will not commence such challenge, Tenant, at Tenant's sole cost and expense, shall have the right to challenge the amount of the Real Estate Taxes with the appropriate governmental entities; provided that Tenant shall indemnify, defend and hold Landlord and the Property harmless from any and all claims, damages and expenses resulting from such action. To the extent that Tenant is successful in such challenge, Landlord shall reimburse Tenant for its costs incurred in prosecuting such challenge to the extent of Landlord's savings in Real Estate Taxes.

8.       USE

         (a) Tenant shall use the Premises for general office purposes and related uses, and shall not use or permit the Premises to be used for any other purpose. Subject to the provisions of this Lease, Tenant shall be entitled to twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year access to the Premises.

         (b) Except for permissible use of the Premises as set forth in this Lease, Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Excepting the use of the Premises as permitted in Section 8(a), Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

         (c) Neither Tenant, nor any assignee, sublessee or occupier of any portion of the Premises, shall permit the introduction, placement, use, generation, manufacture, storage, disposal or transportation in or around the Premises of any hazardous, poisonous or toxic substance, material or waste of any kind that may be hazardous to health and/or the environment, including, without limitation, substances from time to time identified as such by federal and/or state laws and regulations, without the prior written consent of Landlord; provided, however, Tenant shall be entitled to possess and maintain within the Premises reasonable amounts of such hazardous materials which are customarily used in connection with general office uses.

9.       COMPLIANCE WITH LAW

         Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, which includes, but is not limited to access laws for individuals with disabilities (commonly referred to as "ADA"), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. In the event additions, alterations or other accommodations to the Premises, the Building, or any other property owned by Landlord are required as a result of Tenant's occupancy or actions, Tenant shall be solely responsible for and shall indemnify, defend and hold harmless
         Landlord, its successors and assigns, for, from and against any loss, damage, cost, claim, expense, or liability directly or indirectly arising out or attributable to such occupancy or action. Subject to the foregoing, Landlord, following the Commencement Date, shall be responsible for compliance with all laws, statutes, ordinances and governmental rules, regulations or requirements affecting the Building, including ADA, to the extent that such compliance is required for general office use and not related to Tenant's specific use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statue, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

10.      ALTERATIONS AND ADDITIONS

         (a) Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, "ALTERATIONS") to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld; provided, however, if the Alterations would adversely affect the structure or safety of the Building or its electrical, plumbing, HVAC, mechanical or safety systems, or if such Alterations would create an obligation on Landlord's part to make modifications to the Building, Landlord may withhold its consent in its sole and absolute discretion. Notwithstanding the foregoing, without the prior consent of Landlord, but with the prior notice to Landlord, Tenant shall be entitled to make Alterations within the Premises, provided that (i) the cost of construction such Alterations does not exceed Twenty-Five Thousand and No/100ths Dollars ($25,000,00) per project In the aggregate, and (ii) does not effect the structure or mechanical systems of the Building,
         (iii) such Alterations are not visible from outside of the Premises, and (iv) Tenant otherwise complies with the provisions of this Section (collectively, "PERMITTED ALTERATIONS"). All Alterations shall comply with all applicable laws, statutes and ordinances, which include, but are not limited to ADA (Tenant acknowledges that certain Alterations may require ADA compliance within the Premises, the Building, and the common areas thereof, which costs may be disproportionate to the cost of such Alteration). Any Alterations to or of said Premises, including, but not limited to, wall covering, paneling, and built-in

         Landlord shall provide written notice to Tenant prior to the construction of such Alteration whether Tenant will be required to remove such Alteration and restore the Premises to its original condition upon the expiration of the Term, normal wear and tear excepted (Tenant shall have no obligation to remove any improvements constructed and/or installed within the Premises pursuant to the provisions of the Work Letter Agreement). If Landlord so states, Tenant, at its own cost shall restore the Premises to its original condition upon the expiration of the term; provided, however, Landlord may subsequently require any Permitted Alterations be removed at the expiration or the earlier termination of the term of this Lease. Upon Landlord's approval of the requested Alterations, Tenant shall secure all necessary permits after approved by Landlord, if applicable. Before Landlord's consent to such Alterations, Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workman's compensation and such other employee and public liability insurance as Landlord deems necessary, and where the Alterations are material, Landlord may require Tenant or its contractors to post adequate completion and performance bonds. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, completed to the satisfaction of Landlord, and the contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. If Tenant makes any Alterations to the Premises as provided in this Section, the Alterations shall not be commenced until ten (10) business days after Landlord has received notice from Tenant stating the date the installation of the Alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility. Tenant shall reimburse Landlord for any reasonable expenses incurred by Landlord in connection with the Alterations made by Tenant, including any reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant, and the customary and reasonable cost of updating the existing as-built plans of the Building to reflect the alterations. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, attorneys' fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant.

         (b) Landlord acknowledges that Tenant desires to cause the elevator service to the floors of the Premises which Tenant entirely occupies (second, third and fourth floor) to be assessable by Tenant key cards only. Landlord, in accordance with any request by Tenant for such modification to the elevator service, shall review and approve or disapprove, which approval shall not be unreasonably withheld, such request in accordance with the provisions of Section 10(a) above.

         (c) Landlord acknowledges that Tenant may desire to have certain underground easements for cabling purposes and pipe chase space and conduits for telecommunication cabling and fiber optics within certain areas of the Building, as well as use certain portions of the roof as an observation deck and the location for up to four (4) telecommunication devices at designated areas of the roof. Subject to Tenant's obligation to pay for all such cost of installation, maintenance, repair and damages caused by such use and operation, Landlord agrees to review and approve or disapprove, which approval will not be unreasonably withheld, any such request in accordance with the procedure set forth in Section 10(a) above. Landlord further acknowledges that Tenant's business operations contemplate the use of sophisticated telecommunications requirements, which may require the installation of the items identified in this Section 10(c) and, based upon such understanding, Landlord shall reasonably review any related request for Alterations. Tenant shall not be charged additional cost and/or rent for such usages.

11.      REPAIRS

         (a) Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and every part thereof, including all interior windows and doors, to keep, maintain and preserve the Premises in good condition and repair. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received, less reasonable wear and tear and subject to any damages which are not the obligation of Tenant to repair pursuant to the provisions of this Lease. Tenant acknowledges that Landlord shall have no obligation to maintain, repair or replace any telecommunications or computer cabling or wiring which is located in the Premises or which exclusively serves the Premises (collectively, "CABLING"). Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building, except as specifically herein set forth. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Premises or Building.

         (b) Notwithstanding Subparagraph 11(a) above, Landlord shall repair and maintain in good condition the structural portions of the Building, including the roof, basic plumbing, heating, ventilating, air conditioning, exterior windows, exterior walls of the Building, exterior doors to the Building, all plumbing in bathrooms used in common with other tenants of the Building, landscaping of the common areas of the Building, the parking facilities of the Building, electrical systems installed or furnished by Landlord (collectively, "LANDLORD REPAIRS"), unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any such failure to make any such repairs or to perform any maintenance, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Following Landlord's receipt of written notice from Tenant that a repair contemplated by this Section is required, Landlord shall use its commercially reasonable efforts to complete such repair in a timely basis as soon as possible. Except as provided in paragraph 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereinafter in effect.

         (c) Notwithstanding anything to the contrary contained in subparagraphs (a) and (b) of this paragraph 11, Tenant shall maintain and repair, at its sole cost and expense, all non-base Building facilities, if any, including kitchen facilities and heating and air conditioning systems, and all plumbing connected to said facilities or systems, installed by Tenant or on behalf of Tenant. The provisions of this paragraph shall not apply to the basic heating and air conditioning system provided by Landlord to all tenants of the Building.

         (d) Notwithstanding any other provisions of this Lease to the contrary, upon receipt of written notice (the "FIRST REPAIR NOTICE") from Tenant that Landlord Repairs are required, Landlord shall cause such repair to be made within a reasonable period of time given the circumstances but in no event later than thirty (30) days after it receives the First Repair Notice; provided, however, that if the repair is of such a nature that it cannot be completed within thirty
         (30) days (which fact shall be indicated in writing delivered to Tenant by Landlord), then such longer time as reasonably necessary. If Landlord fails to make the repair within the said time period, Tenant may give an additional notice (the "SECOND REPAIR NOTICE") to Landlord. If Landlord fails to commence thereafter such repair with five (5) days after receipt of the Second Repair Notice and thereafter diligently pursues said repair to completion, Tenant may perform such repair. All repairs performed by Tenant pursuant to this Section shall be made by a qualified licensed contractor(s) with sufficient expertise in such matters and in accordance with all applicable laws, statutes and ordinances. Landlord shall reimburse Tenant for Tenant's actual costs incurred within ten (10) days after Landlord's receipt of a written demand from Tenant, which demand shall include supporting invoices. If Landlord disputes the need for such repair, Landlord shall deliver written notice of such disagreement to Tenant within ten
         (10) days after its receipt of the First Repair Notice. Notwithstanding such dispute, Tenant may cause such repair to be completed pending resolution of such dispute. The dispute shall be resolved by a mutually acceptable third party engineer, which determination shall be binding upon Landlord and Tenant; provided, however, that if the parties cannot agree on an engineer, then the dispute shall be resolved by arbitration pursuant to the commercial arbitration rules then in effect for the American Arbitration Association ("ARBITRATION"). The losing party shall pay the costs of the engineer or arbitrator, whichever is applicable. If Landlord is obligated to reimburse Tenant for the actual cost of repair and fails to do so as provided in this Section, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full. If such amounts owing from Landlord to Tenant are not paid within thirty (30) days following the due date of such payment, Tenant shall have abatement rights as set forth in Section 29(f) of this Lease.

         (e) Landlord acknowledges that certain of the Landlord Repairs may have to be made on an expedited basis due to a material disruption of Tenant's business operations caused by such condition, which condition shall be referred to as an "EMERGENCY CONDITION." In this regard, in the event an Emergency Condition relating to a Landlord Repair exists, Tenant shall deliver to Landlord, by facsimile, a written notice ("EMERGENCY NOTICE") describing such Emergency Condition. The Emergency Notice shall, in ten (10) point bold typed across the top, stating "AN EMERGENCY SITUATION EXISTS AT THE PREMISES REQUIRING YOUR IMMEDIATE ATTENTION." In the event that Landlord fails to commence repair of the Emergency Condition within twenty-four (24) hours (if such situation occurs during non-business hours, Tenant shall utilize Landlord's paging system, the procedure for which shall be provided to Tenant prior to the Commencement Date), Tenant using licensed contractors which are qualified to perform such tasks in compliance with applicable laws, shall have the right to make the Landlord Repairs; provided, however, such repairs shall be limited to the temporary remediation of such Emergency Condition and Landlord shall thereafter be responsible for the full repair of such condition. Landlord shall reimburse Tenant's actual expenses incurred in making such temporary remediation repairs within ten (10) days following Landlord's receipt of written demand and supporting invoices. If such repayment is not made within such ten (10) day period, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full. If such amounts owing from Landlord to Tenant are not paid within thirty (30) days following the due date of such payment, Tenant shall have abatement rights as set forth in
         Section 29(f) of this Lease.

12.      LIENS

         Tenant will not cause or permit any lien to be imposed upon the Premises of the Building and will pay all taxes and license fees imposed by reason of any improvements made by Tenant to the Premises or imposed upon any personal property located in the Premises. Tenant shall have the right to contest any such lien; provided that Tenant posts the requisite bonds, which are upon terms and conditions reasonably acceptable to Landlord, to remove such lien as an encumbrance against the Building. Tenant shall provide Landlord with prior written notice of any such intention to contest. Tenant agrees to give Landlord not less than five (5) days notice prior to commencement of any alteration or repair permitted under the terms of the Lease so that Landlord may post a notice of non-responsibility. In the event that the amount of the estimated cost of any improvements, additions or alterations in the Premises is in excess of One Hundred Thousand and No/100ths Dollars ($100,000.00), Landlord may require, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times all estimated cost of any improvements, additions or alterations in the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work; provided that the provisions of this sentence shall not apply to any improvements constructed by Tenant within the Premises prior to the Commencement Date.

13.      ASSIGNMENT AND SUBLETTING

         (a) Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, as provided in this Section 13: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise); or
         (c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable. Notwithstanding the foregoing and Subsection (b) below, Tenant may assign this Lease or sublet the Premises or a portion thereof, without Landlord's consent, but with prior written notice, to any corporation, partnership, individual or other entity which controls, is controlled by or is under common control with Tenant; or to any corporation, partnership, individual or other entity, resulting from the merger or consolidation with Tenant; or to any person or entity which acquires all of the assets of Tenant's business going concern, provided that (i) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease,
         (iii) the use of the Premises remains unchanged, and (iv) if Tenant is no longer a viable and operating business entity, the assignee or sublessee has a net worth which is consistent with the leasing/financial requirements of Landlord taking into consideration the size of the Premises, the rental structure, rights and privileges granted to the Tenant pursuant to this Lease, and other concessions granted to Tenant pursuant to the provisions of this Lease. Provided that Tenant is a corporation, and (i) the stock of Tenant is traded on a national exchange, the transfer of stock in Tenant shall not be considered an assignment, sublease or transfer under the Lease, or
         (ii) the stock of Tenant is not traded on a national exchange, the collective transfer of forty nine percent (49.00%) or less of such stock shall not be considered an assignment, sublease or transfer under this Lease.

         (b) If at any time or from time to time during the Term of this Lease, Tenant desires to assign this Lease with respect to, or to sublet, all or any part of the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or subletting to be effective (the "TRANSFER DATE"), Tenant shall give Landlord a notice (the "TRANSFER NOTICE") which shall set forth the name, address and business of the proposed assignee or subtenant, information (including financial statements and references) concerning the character of the proposed assignee or subtenant, in the case of a proposed sublease, a detailed description of the space proposed to be sublet, which must be a single, self-contained unit (the "SPACE"), any rights of the proposed assignee or subtenant to use Tenant's improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require.

         (c) Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease and Landlord shall make such determination within thirty (30) days following Landlord's receipt of the Transfer Notice. The failure of Landlord to deliver written notice of such determination within such time period shall be deemed Landlord's approval thereof. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

                 (1) The proposed transferee shall have a net worth which is consistent with the leasing/financial requirements of Landlord taking into consideration the size of the Premises, the rental structure, rights and privileges granted to the Tenant pursuant to this Lease, and other concessions granted to Tenant pursuant to the provisions of this Lease;

                 (2) The proposed use by the transferee shall (i) comply with Tenant's permitted use, (ii) be consistent with the general character of businesses carried on by tenants of a first-class office building, (iii) not increase the likelihood of damage or destruction,
         (iv) not materially increase the density of, occupancy of the Premises or increase the amount of pedestrian and other traffic through the Building, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (vi) not require new tenant improvements incompatible with then-existing Building systems and components, unless paid for by Tenant, and (vii) unless paid by Tenant, not require Landlord to make modifications to the Building outside of the Premises (in order, for example, to comply with laws such as the ADA);

                 (3) The proposed transferee shall not be a labor union, foreign or domestic governmental entity or public utility company which includes, as part of its business operation, customer traffic to and from the Premises;

                 (4) If Landlord has vacant space at the Building suitable for such proposed transferee, the proposed transferee shall not be an existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing, or with whom Landlord has had any dealings within the previous six (6) months, with respect to the leasing of space in the Building; and

                 (5) Any ground lessor or mortgagee whose consent to such transfer is required fails to consent thereto. Tenant shall have the burden of demonstrating that each of the foregoing conditions has been satisfied.

         (d) Provided Landlord has consented to such assignment or subletting, Tenant shall be entitled to enter into such Assignment or Sublease with the third party identified in the Transfer Notice subject to the following conditions:

                 (1) At the time of the transfer, no event of material default under this Lease shall have occurred and be continuing;

                 (2) The assignment or sublease shall be on the same terms set forth in the Transfer Notice given to Landlord;

                 (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession until an executed counterpart of the assignment or sublease has been delivered to Landlord;

                 (4) No assignee or sublessee shall have a right further to assign or sublet without Landlord's consent thereto in each instance, which consent in the case of a future assignment or sublease should not be unreasonably withheld;

                 (5) Any assignee shall have assumed in writing the obligations of Tenant under this Lease;

                 (6) Any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease with respect to the Space;

                 (7) In the event Tenant sublets the entire Premises or any part thereof, Tenant shall deliver to Landlord fifty percent (50.00%) of any excess rent within thirty (30) days of Tenant's receipt thereof pursuant to such subletting. As used herein, "EXCESS RENT" shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the rent per square foot of the Premises payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work approved by Landlord, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such sublease; and

                 (8) In the event Tenant assigns this Lease, Tenant shall deliver to Landlord fifty percent (50.00%) of any excess payment within thirty (30) days of Tenant's receipt thereof pursuant to such assignment. As used herein, "EXCESS PAYMENT" shall mean the amount of payment received for such assignment of this Lease (to the extent applicable only to this Lease) in excess of the rent payable by Tenant under this Lease; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work approved by Landlord, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such assignment.

         (e) No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Provided that Landlord has provided Tenant with prior written notice, Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant.

         (f) If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of Five Hundred and No/100ths Dollars ($500.00).

14.      HOLD HARMLESS

         Subject to the provisions of Section 15 below and to the extent not funded and paid to Landlord by any insurance maintained by Tenant, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all claims, damages, liabilities, and expenses (including reasonable attorneys' fees) to the extent arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other thing done, permitted or suffered by the Tenant in or about the Building, and shall further indemnify, defend and hold harmless Landlord against and from any and all claims to the extent arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or from any act or negligence of the Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all and against all reasonable cost, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, if any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel selected by Tenant and approved in writing by Landlord such approval not to be unreasonably withheld or delayed. Notwithstanding the preceding sentence, such indemnification by Tenant and such assumption and waiver of claims shall not include damage or injury to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Subject to Section 15 below and to the extent not funded and paid to Landlord by any insurance maintained by Tenant, Landlord shall indemnify, defend and hold harmless Tenant against and from any and all claims, damages, liabilities, and expenses (including reasonable attorneys' fees) to the extent arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or from any act or negligence of Landlord, or any officer, agent, employee, guest or invitee of Landlord, and from and against all reasonable costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, if any case, action or proceeding be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant, shall defend same at Landlord's expense by counsel selected by Landlord and approved in writing by Tenant, such approval not to be unreasonably withheld or delayed. Notwithstanding any other provision of this Lease to the contrary, Landlord shall not be responsible for any damages relating to Tenant's loss of business resulting from an event requiring indemnification pursuant to this Section.

         Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord or its affiliates for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises, the Building or the Property from any cause, excepting the gross negligence or willful misconduct of Landlord. Without limiting the foregoing, neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of rent for (i) any damage to Tenant's property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, or (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Property. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential and/or punitive damage. Tenant shall give prompt notice to Landlord in the event of (a) the occurrence of a fire or accident in the Premises or in the Building, or (b) the discovery of any defect therein or in the fixtures or equipment thereof. Notwithstanding any other provision of this Lease to the contrary, Tenant waives any claims based on damage or injury resulting from Landlord's failure to police or provide security for the Property.

15.      SUBROGATION

         Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss or damage that is or would be insured by fire, extended coverage and other property insurance policies existing for the benefits of the respective parties or required to be obtained by the releasing party pursuant to the provisions of the Lease. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

16.      LIABILITY INSURANCE

         (a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A:VII or better and acceptable to Landlord and Landlord's lender and licensed or authorized to do business in the State of Colorado. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord's interest only, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is given possession of the Premises, and thereafter, within thirty (30) days after any demand by Landlord therefor, Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable, materially changed or reduced in coverage except after thirty (30) days' written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums, which shall be payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

         (b) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the term of the Lease, Tenant shall procure, pay for and maintain in effect policies of property insurance covering trade fixtures, merchandise and other personal property from time to time, in, on or about the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

         (c) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect workers' compensation and employer's liability insurance and commercial general liability insurance which includes coverage for personal injury, contractual liability and Tenant's independent contractors. The commercial general liability should be procured and maintained with not less than Two Million and No/100ths Dollars ($2,000,000.00) per occurrence combined single limit, and a Five Million and No/100ths Dollars ($5,000,000.00) aggregate limit, for bodily injury, personal injury or property damage liability. If such insurance covers more than one location, and general aggregate limit shall apply on a per location basis.

         (d) Whenever, in Landlord's reasonable judgment, but not more than twice during the Term, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall upon request of Landlord obtain such insurance at its own expense.

         (e) Landlord shall obtain and keep in force during the term of this Lease, (i) a policy of commercial general liability insurance in amounts not less than required by Tenant in Section 16(c) above, and
         (ii) fire, extended coverage and other property insurance policies of the type typically maintained by property owners of Class A office buildings located in the vicinity of the Building in Boulder County, insuring the Building and related improvements constituting common areas for the Building at full replacement cost. The premiums for such insurance shall constitute Direct Expenses chargeable to tenants of the Building in accordance with Section 7 above.

17.      SERVICES AND UTILITIES

         (a) Tenant shall be solely responsible for obtaining service and thereafter paying the cost of all electrical service required for Tenant's use of the Premises, which includes, but is not limited to, electrical services required for the heating and air conditioning system ("HVAC") for the Premises, and the use of the Premises by Tenant. In this regard, the Premises shall be separately metered for electrical consumption and Tenant shall pay all such amounts due prior to delinquency. As provided in the Work Letter Agreement (which includes the agreed upon electrical specifications for the Premises), Landlord shall cause all electrical distribution to be installed within the Premises. The failure of such electrical service to be provided to the Premises, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, nor be construed an eviction of Tenant, nor cause an abatement of rent, or relieve Tenant from the fulfillment of any covenant or agreement thereof. Whenever heat generating machines or equipment are used in the Premises or Tenant's use of the Premises beyond customary business hours (7:00 a.m. to 7:00 p.m., Monday through Friday, and 7:00 a.m. to 12:00 p.m. on Saturdays (federal and state holidays excepted) ("BUSINESS HOURS")) adversely affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units for the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant shall be entitled to access to the Premises twenty-four (24) hours a day, seven (7) days a week. Landlord shall maintain and keep lighted the common stairs, common entries and toilet rooms in the Building. Subject to Tenant's obligation to pay for the required electricity, Landlord shall cause the HVAC to maintain the Premises at an approximate range of between 72 degrees and 74 degrees Fahrenheit (plus or minus 2 degrees Fahrenheit) during the Business Hours, which service shall be provided to the Premises by HVAC system described in the Work Letter Agreement. As set forth in the Work Letter Agreement, the Premises shall comply with the requirements of ASHRAE Standard 62-1989 (20 CFM per occupant for office type occupancy or as otherwise required by applicable law). Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property; person or Tenant's business occurring through or in connection with or incidental to failure to furnish such utilities.

         (b) If Tenant shall require water in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall pay Landlord for such excessive use (in excess of water consumption provided for general office use for tenants in the vicinity of the Building) upon written demand by Landlord. If Tenant's utility requirements are excessive, Landlord may cause a water meter to be installed in the Premises so as to measure the amount of water consumed for any such use. The cost of any such meters and of installations, maintenance and repair thereof shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand therefore by Landlord for all such water currently consumed as shown by said meters, at the rates charged for such services by the local utility furnishing the same, plus any additional expense incurred in keeping account of the water will be established by an estimate made by a utility company, in which case such expense shall not be included within Direct Expenses.

         (c) Tenant acknowledges that the use of the HVAC system during non-Business Hours shall result in excessive wear and tear on such system, accordingly, if Tenant intends to utilize non-Business Hours HVAC service on a regular reoccurring basis (more than two (2) hours a day, for in excess of an average of seven (7) days a calendar month, for three (3) consecutive calendar months), Landlord shall have the right to obtain a service agreement for such system, which provides for maintenance, repair and replacement, the cost of which shall be paid directly by Tenant (such costs shall not be within the definition of Direct Expenses).

18.      PROPERTY TAXES

         Tenant shall pay all taxes and assessments against any personal property, trade fixtures, or other improvements on the Premises belonging to Tenant. Tenant shall also pay any sales, use or rental tax related to Tenant's property or business which may be assessed by any governmental body during the term of this Lease. Tenant shall pay such taxes and assessments billed separately to Tenant prior to delinquency. Tenant shall have the right to contest any tax or assessment levied as described in this Section; provided that Tenant posts the requisite bonds, which are upon terms and conditions reasonably acceptable to Landlord, to remove and/or avoid any form of lien as an encumbrance against the Building. Tenant shall provide Landlord with prior written notice of any such intention to contest. In the event such taxes and assessments are billed to Landlord, Tenant shall pay to Landlord its share of same within thirty (30) days after delivery to Tenant by Landlord of a statement in writing, setting forth the amount of such taxes or assessments applicable to Tenant's property. Tenant shall have the right to dispute such taxes with the taxing authorities provided that adequate assurances, as reasonably determined by Landlord, to pay such amount are made by Tenant. Amounts payable by Tenant pursuant to this Section 18 shall not be included within Direct Expenses and, in no event, shall any amount payable hereunder be included within the definition of Real Estate Taxes.

19.      RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules, which are normal and customary in the market and nondiscriminatory. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant; provided that no such modification shall increase expenses otherwise payable by Tenant, or increase duties or obligations owing by Tenant pursuant to this Lease. Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants.

20.      HOLDING OVER

         If Tenant remains in possession of the Premises or any part thereof after expiration of the term hereof, without the expressed written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of one hundred fifty percent (150%) multiplied by the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of such termination.

21.      ENTRY BY LANDLORD

         Subject to Tenant's security procedures ("TENANT SECURITY
         PROCEDURES"), a written summary of which Tenant shall provide to Landlord within sixty (60) days following the Commencement Date, Landlord reserves and shall at any and all reasonable times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided that Landlord's activities have been reasonable. Any such entrance shall be done in a manner that minimizes interference with Tenant's business operations at the Premises. For each of the aforesaid purposes, subject to Tenant Security Procedures, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the premises, or an eviction of Tenant from the Premises or any portion thereof.

22.      RECONSTRUCTION

         (a) In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance carried by Landlord, Landlord agrees to forthwith repair the same; and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent, which shall be negotiated in good faith, while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the Premises which is not mitigated by any business interruption insurance carried by Tenant. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

         (b) In the event the Premises or the Building or a part are damaged by fire or other perils not covered by extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than twenty percent (20%) of the then full replacement cost of the Premises or the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than twenty percent (20%) of the full replacement cost, the Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than sixty
         (60) days and no more than ninety (90) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the rent, reduced by a proportionate amount based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

         (c) Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage, in excess of fifteen percent (15%) of the replacement cost of the Building, resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension thereof. If Landlord elects not to repair, reconstruct or restore the Premises during such twelve (12) month period, this Lease shall be deemed terminated on the date of such damage.

         (d) Landlord shall not be required to repair any damage caused by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

         (e) The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

         (f) Tenant may elect to terminate this Lease at any time during the term hereof, if the Premises are destroyed or rendered untenantable to an extent that they cannot be repaired within two hundred twenty-five (225) days following the casualty, as reasonably determined by Landlord in writing delivered to Tenant within forty-five (45) days following the date of such damage, by delivery of written notice of such election within fifteen (15) days following Tenant's receipt of such notice. Thereafter, in the event that such repairs are not substantially complete within such two hundred twenty-five (225) day period, as may be extended by delays caused by Tenant for a period of fifteen (15) days thereafter, Tenant shall have the right to terminate this Lease by delivery of written notice of such election. The termination of this Lease pursuant to this Section 22(f) shall be effective upon Landlord's receipt of such notice.

23.      DEFAULT

         The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

         (a) The abandonment, without payment or rent, or vacating of the Premises by Tenant (must be in excess of ten (10) business days).

         (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within ten (10) days following Tenant's receipt of written notice from Landlord that such amount is due.

         (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 23(a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
         (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion.

         (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged in thirty (30) days.

24.      REMEDIES IN DEFAULT

         In the event of Tenant's default, Landlord may:

         (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                          (1) the worth at the time of the award of any unpaid
                 rent which had been earned at the time of such termination;
                 plus

                          (2) the worth at the time of the award of the amount
                 by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                          (3) the worth at the time of the award of the amount
                 by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

                          (4) any other amount necessary to compensate Landlord
                 for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, reasonable and necessary expenses of reletting including necessary renovation and alteration of the Premises to make the Premises and/or portions thereof tenantable for general office purposes consistent with the finish of the Premises as improved pursuant to the Work Letter Agreement, reasonable attorneys' fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus

                          (5) such other amounts in addition to or in lieu of
                 the foregoing as may be permitted from time to time by applicable Colorado law.

                          As used in Subsections (1) and (2) above, the
                 "WORTH AT THE TIME OF THE AWARD" shall be computed by allowing interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by law per annum. As used in Subsection
                 (3) above, the "WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (b) Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease (provided, however, in no event shall Tenant be responsible for any cost relating to such reletting after the expiration of the term of this Lease). Tenant shall pay to landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

         (c) Cause a receiver to be appointed to collect rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

         (d) Cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by law. The sum, together with interest on it, shall be additional rent.

         (e) The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach other than a failure to pay the particular rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

         (f) Notwithstanding anything to the contrary contained elsewhere in this Lease, Landlord shall use reasonable efforts to relet the Premises to mitigate its damages under this Section 24; provided, however, that so long as Landlord uses such reasonable efforts, Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or any failure to collect any rent due upon such reletting; and Landlord shall not be required to spend its own funds, to give the Premises priority over or equal priority with any other facilities owned by Landlord or its affiliates or other space available for rent in the Building or to compromise in any way the terms, uses or creditworthiness of a Tenant upon or to which it would customarily lease space such as the Premises; and Landlord shall be entitled, in its sole discretion, to seek a single tenant for the entire Premises, even though it may take a substantially longer period to obtain such a tenant and its efforts may be unsuccessful; and this requirement shall not affect in any way Tenant's obligations to obtain Landlord's consent to a sublease or assignment.

25.      EMINENT DOMAIN

         If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option to terminate this Lease, and Landlord shall be entitled to any and all income, rent award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either less than or more than twenty-five percent (25%) of the Premises is taken, and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. If twenty-five percent (25%) or more of the Building other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided. Notwithstanding the foregoing, subject to applicable law, Tenant may seek payment from the condemning authority for reimbursement for unamortized tenant improvements installed by Tenant, at its cost, goodwill, and relocation expenses, provided such recovery does not adversely affect Landlord's ability to recover amounts from such condemning authority. In the event that, Tenant is not permitted to seek such award separately pursuant to applicable law, Tenant shall be permitted to jointly pursue such award with Landlord, provided such recovery does not adversely affect Landlord's ability to recover amounts from such condemning authority.

26.      ESTOPPEL CERTIFICATE

         Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant, except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Tenant shall also have the right to request an estoppel certificate from Landlord pursuant to the provisions of this Section 26.

27.      PARKING

         Tenant shall have the right to park in the Building's parking facilities in common with other tenants of the Building upon terms and conditions as may from time to time be established by Landlord. Such parking right shall be upon a ratio of four and 50/100ths (4.50) spaces for each one thousand (1,000) rentable square feet within the Premises. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other Tenants in the use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants, and to alter, relocate, or otherwise change the parking facilities and to take measures with respect to the parking area from time to time in order to comply with the policies of any transportation management association or any governmental ordinance, law or regulation, subject to maintaining the above-specified parking ratio. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant's employees which is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first notice of such violation, at the expense of the towed party; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied spaces for Tenant's use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant's customers or employees that park in the parking areas of the Project, except for such loss or damage as may be caused by Landlord's gross negligence or willful misconduct.

28.      AUTHORITY OF PARTIES

         If a party to this Lease is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, in accordance with a duly adopted resolution or other document, and that this Lease is binding upon said corporation or partnership, as appropriate in accordance with its terms. The individuals signing on behalf of a corporate entity are executing this Lease in their respective corporate capacities and there shall be no individual liability imposed upon such signatories in such case.

29.      DEFAULT BY LANDLORD

         (a) Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within twenty (20) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such twenty (20)-day period and thereafter diligently prosecute the same to completion. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages if Landlord performs its obligations within the time periods specified in this paragraph.

         (b) Tenant agrees to give any mortgagee and/or trust deed holders, by registered mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty
         (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while remedies are being so diligently pursued.

         (c) Notwithstanding any other provisions of this Lease to the contrary, but subject to the provisions of Section 29(a) and 29(b) above, upon receipt of written notice (the "FIRST DEFAULT NOTICE") from Tenant that Landlord has failed to perform any of its obligations as expressly set forth in this Lease (collectively, "LANDLORD OBLIGATIONS"), Landlord shall perform such obligation within a reasonable period of time given the circumstances but in no event later than thirty (30) days after it receives the First Default
         Notice; provided, however, that if the completion of such obligation is of such a nature that it cannot be completed within thirty (30) days, then such longer time as reasonably necessary. If Landlord fails to complete such obligation within the said time period, Tenant may give an additional notice (the "SECOND DEFAULT NOTICE") to Landlord.
         If Landlord fails to commence to complete such obligation within five
         (5) days after receipt of the Second Default Notice and thereafter diligently pursues the completion of such obligation, Tenant may complete such obligation. All obligations of Landlord performed by Tenant pursuant to this Section shall be made by a qualified licensed contractor(s) and/or qualified persons with sufficient expertise in such matters and in accordance with all applicable laws, statutes and ordinances. Landlord shall reimburse Tenant for Tenant's actual costs incurred within ten (10) days after Landlord's receipt of a written demand from Tenant, which demand shall include supporting invoices. If Landlord disputes the need for the completion of such obligation, Landlord shall deliver written notice of such disagreement to Tenant within ten (10) days after its receipt of the First Default Notice.
         The dispute shall be resolved by a mutually acceptable third party, which determination shall be binding upon Landlord and Tenant; provided, however, that if the parties cannot agree on such third party, then the dispute shall be resolved by arbitration pursuant to the commercial arbitration rules then in effect for the American Arbitration Association ("ARBITRATION"). The losing party shall pay the costs of the third party or arbitrator, whichever is applicable. If Landlord is obligated to reimburse Tenant for the actual cost and fails to do so as provided in this subsection, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full. If such amounts owing from Landlord to Tenant are not paid within thirty (30) days following the due date of such payment, Tenant shall have abatement rights as set forth in Section 29(f) of this Lease.

         (d) Landlord acknowledges that certain of the Landlord Obligations may have to be made on an expedited basis due to a material disruption of Tenant's business operations caused by such condition, which condition shall be referred to as an "EMERGENCY CONDITION." In this regard, in the event an Emergency Condition relating to a Landlord Obligation exists, Tenant shall deliver to Landlord, by facsimile, a written notice ("EMERGENCY NOTICE") describing such Emergency Condition. In the event that Landlord fails to commence repair of the Emergency Condition within forty-eight (48) hours (if such situation occurs during non-business hours, Tenant shall utilize Landlord's paging system, the procedure for which shall be provided to Tenant prior to the Commencement Date), Tenant, using license contractors and/or persons which are qualified to perform such tasks in compliance with applicable laws, shall have the right to perform the Landlord Obligation; provided, however, such repairs shall be limited to the temporary remediation of such Emergency Condition and Landlord shall thereafter be responsible for the full repair of such condition. Landlord shall reimburse Tenant's actual expenses incurred in making such temporary remediation repairs within fifteen (15) days following Landlord's receipt of written demand and supporting invoices. If such repayment is not made within such fifteen (15) day period, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full. If such amounts owing from Landlord to Tenant are not paid within thirty (30) days following the due date of such payment, Tenant shall have abatement rights as set forth in
         Section 29(f) of this Lease.

         (e)     If Tenant has provided Landlord with the notice described in
         Section 11(d) and/or (e) of this Lease, Tenant may not thereafter utilize the provisions of Sections 29(c) and 29(d) for the same event.

         (f) In the event that Landlord has not reimbursed amounts owing to Tenant pursuant to Sections 11(d), 11(e), 29(c) and/or 29(d) of this Lease within thirty (30) days following the due date for such payment, Tenant shall be entitled to offset such amount due and owing from the next payment of Base Rent due and payable under this Lease. Such offset right shall continue until all amounts owing are paid in full.

30.      OPTION TO EXPAND

         Tenant desires to have certain expansion rights with regard to the remaining vacant space within the Building, hereinafter referred to as the "EXPANSION SPACE." Landlord is willing to grant such expansion rights in accordance with the terms and conditions of this Section.

         (a) At any time between the Lease Date and August 1, 1998 ("OPTION WINDOW"), Tenant shall have the right to expand ("OPTION TO EXPAND") the Premises to include the Expansion Area by providing Landlord with written notice ("EXPANSION NOTICE") of such election; provided, however, that if Tenant is in material default beyond any applicable cure period under the Lease on the date of giving such notice, such notice shall be null and void at the election of Landlord.

         (b) If Tenant elects to exercise its Option to Expand, the Expansion Space shall be deemed to be leased under all the terms and conditions of this Lease and shall constitute a portion of the "Premises" for all purposes, and the term of Tenant's lease of the Expansion Space shall be coterminous with the term of this Lease with respect to the original Premises. The date that is the sooner to occur of the date that Landlord Substantially Completes the leasehold improvements pursuant to the Expansion Space Work Letter Agreement (as hereinafter defined), the date that the Expansion Space would have been Substantially Complete absent Tenant delays, or the date that Tenant commences occupancy of the Expansion Space, is hereinafter referred to as the "OCCUPANCY DATE." To the extent reasonably requested by Landlord, Tenant shall execute an amendment to this Lease evidencing the lease of the Expansion Space.

         (c) The Base Rent for the Expansion Space shall be the Base Rent for the original Premises, on a per square foot of rentable area basis, and shall be subject to increase at the same times and in the same manner as Base Rent is adjusted pursuant to Section 5 of the Lease. Tenant's obligation to pay Base Rent and other rent respecting the Expansion Space shall commence on the Occupancy Date.

         (d) As a condition to Tenant's right to expand into the Expansion Space, Tenant shall continue, both before and after the exercise of the option to expand, to occupy the Premises originally demised under this Lease, and furthermore, as of the time of the exercise of the option, and at the time Tenant takes possession of such Expansion Space, Tenant shall not be in default under this Lease, unless waived by Landlord.

         (e) Within ten (10) days following Landlord's receipt of the Expansion Notice, and as a condition precedent to the lease of the Expansion Space to Tenant, Tenant and Landlord shall enter into a work letter agreement ("EXPANSION SPACE WORK LETTER AGREEMENT") which shall be in a form similar to the Work Letter Agreement. Among other provisions, the Expansion Space Work Letter Agreement shall provide that the Occupancy Date shall occur on the latter of (i) the date that improvements described by the Expansion Space Work Letter Agreement are Substantially Complete (as defined in Section 3 of this Lease), or (ii) the Commencement Date for the Premises. Tenant delays affecting the construction of the improvements pursuant to the Expansion Space Work Letter Agreement shall not extend Tenant's obligation to pay Base Rent for the Expansion Space on the Occupancy Date. The Expansion Space Work Letter Agreement shall also provide that Landlord grants Tenant an amount equal to the Allowance (as defined in the Work Letter Agreement), expressed on a per rentable square foot basis, multiplied by the rentable square footage of the Expansion Space, to be utilized for the cost of such construction.

         (f) As of the Occupancy Date, the Tenant's Share used for purposes of calculating Direct Expenses shall be increased in order to reflect the addition of the Expansion Space to the Premises.

31.      FIRST RIGHT OF REFUSAL

         (a) Tenant desires to have certain first right of refusal ("FIRST RIGHT OF REFUSAL") rights with regard to the remaining vacant portion of the Building, or any portion thereof, which space is hereinafter referred to as the "FRR SPACE." Landlord is willing to grant such in accordance with the terms and conditions of this Section.

         (b) Landlord shall notify Tenant in writing ("INTERESTED PARTY NOTICE") of any third party ("INTERESTED PARTY") who expresses a bona fide interest in leasing the FRR Space, or any portion thereof, as evidenced by a proposed letter of intent, or similar document, submitted to Landlord by the Interested Party, which Landlord is willing to accept. The Interested Party Notice shall include a copy of said letter of intent or similar such document. Landlord, using its good faith efforts, shall provide Tenant with at least fourteen (14) days prior notice ("PRE-ACCEPTANCE NOTICE") of its intent to accept an offer from an Interested Party. For a period of seven (7) days following Tenant's receipt of the Interested Party Notice (if Landlord has not delivered a Pre-Acceptance Notice with regard to such Interested Party, such period shall be extended to fourteen (14) days following the Tenant's receipt of the Interested Party Notice), Tenant may exercise its First Right of Refusal to lease the FRR Space by providing Landlord with written notice of such election ("ELECTION NOTICE"); provided, however, that if Tenant is in material default beyond any applicable cure period under this Lease on the date of giving such notice, such notice shall be null and void at the election of Landlord. The failure of Tenant to deliver the Election Notice to Landlord within such time period shall be deemed Tenant's waiver of the Right of Refusal and Landlord shall be free to lease the space identified in the Interested Party Notice to the Interested Party.

         (c) Subject to subsection (i) below, if Tenant elects to exercise its Right of Refusal, the FRR Space shall be deemed to be leased under all the terms and conditions of this Lease and shall constitute a portion of the "Premises" for all purposes, and the term of Tenant's lease of the FRR Space shall be coterminous with the term of this Lease with respect to the original Premises. The date that is the sooner to occur of the day that Landlord Substantially Completes the leasehold improvements pursuant to the FRR Space Work Letter, the date that the FRR Space would have been completed absent Tenant delays, or the day that Tenant commences occupancy of the FRR Space, is hereinafter referred to as the "OCCUPANCY DATE". To the extent reasonably required by Landlord, Tenant shall execute an amendment to this Lease evidencing the lease of the FRR Space.

         (d) The Base Rent for the FRR Space shall be the Base Rent for the original Premises, on a per square foot of rentable area basis, and shall be subject to increase at the same times and in the same manner as Base Rent is adjusted pursuant to Section 5 above. Tenant's obligation to pay Base Rent and other rent respecting the FRR Space shall commence on the Occupancy Date.

         (e) As a condition to Tenant's right to expand into the FRR Space, Tenant shall continue, both before and after this exercise of the First Right of Refusal, to occupy the Premises originally demised under this Lease, and furthermore, as of the time of the exercise of the option, and at the time Tenant takes possession of such FRR Space, Tenant shall not be in default under this Lease unless waived by Landlord.

         (f) Within ten (10) days following Landlord's receipt of the Election Notice, and as a condition precedent to the lease of the FRR Space to Tenant, Tenant and Landlord shall enter into a work letter agreement ("FRR SPACE WORK LETTER AGREEMENT") which shall be in a form similar to the Work Letter Agreement. Among other provisions, the FRR Space Work Letter Agreement shall provide that the Occupancy Date which shall occur on the date that the improvements described by the FRR Space Work Letter Agreement are Substantially Complete (as defined in
         Section 3 of this Lease). Tenant delays affecting the construction of the improvements pursuant to the FRR Space Work letter shall not extend Tenant's obligation to pay Base Rent for the FRR Space on the Occupancy Date. The FRR Space Work Letter shall also provide that Landlord grants Tenant an amount equal to the unamortized (using the original term as an amortization period, on a straight line basis) portion of the Allowance (as defined in the Work Letter), expressed on a per rentable square foot basis, multiplied by the rentable square footage of the FRR Space, to be utilized for the cost of such construction.

         (g) As of the Occupancy Date, the Tenant's Share used for purposes of calculating Direct Expenses shall be increased in order to reflect the addition of the FRR Space to the Premises.

         (h) In the event that Tenant elects or is deemed to have elected to not exercise its Right of Refusal and Landlord and the Interested Party have not entered into a lease agreement within one hundred twenty (120) days following the date of such election by Tenant, the FRR Space shall remain subject to Tenant's First Right of Refusal. Tenant's rights as provided in this Section 31 shall not terminate if Tenant fails to exercise its right of refusal, but shall continue throughout the Terms, including any renewal terms, if and when the FRR Space thereafter becomes reasonable.

         (i) Notwithstanding the provisions of subsections (c), (d) and (f) above, in the event that the Interested Party Notice is delivered at any time after the first three hundred sixty-five (365) days following the Commencement Date, and Tenant delivers an Election Notice to Landlord, Tenant and Landlord shall enter into a new lease agreement, prepared by Landlord, upon the exact terms and conditions set forth in the Interested Party Notice within twenty-one (21) days following Landlord's receipt of the Interested Party Notice. In the event that Landlord and Tenant are unable to reach agreement upon such terms within such time period, the Election Notice shall be deemed null and void, and Landlord shall be free to negotiate with the Interested Party subject to the provisions of subsection (h) above. In the event that this subsection (i) is applicable, subsections (c), (d) and (f) above shall not be applicable to Tenant's exercise of its First Right of Refusal.

32.      FIRST RIGHT OF OFFER

         Following the initial leasing of the entire Building, at any time thereafter during (the term of the Lease, upon Landlord's determination to lease any Vacant Space within the Building, Landlord shall first deliver to Tenant a written notice of such availability ("VACANT SPACE NOTICE"). For a period of fifteen (15) days following Tenant's receipt of the Vacant Space Notice, Tenant shall have the right to negotiate with Landlord regarding the lease of the Vacant Space; provided, however, Landlord makes no representation or warranty regarding the then market rate which Landlord would be willing to accept or the likelihood of reaching agreement upon any lease documentation. In the event that Landlord and Tenant do not reach agreement upon such terms and conditions regarding such vacant space within such fifteen (15) day period for any reason, Landlord shall be free to negotiate with any third party the lease of such space, and Tenant shall have no further obligation with regard thereto, except as provided in Section 31 of this Lease. For the purpose of this Section, "VACANT SPACE" shall mean
         (1) no bona fide written lease agreement exists relative to such space, or (2) such space is due to become vacant because a tenant's lease has or will expire with no renewal provision.

33.      OPTION TO EXTEND

         At the expiration of the original term hereof, Tenant may extend this Lease for two (2) successive five (5) year terms ("EXTENDED TERMS") by giving Landlord written notice ("EXTENSION NOTICE") of its intention to do so at least twelve (12) months prior to the expiration of the original term or first Extended Term, as applicable; provided, however, that Tenant is not in material default beyond any applicable cure period under the Lease on the date of giving such notice or on the date of commencement of the extended term. Such Extended Terms shall be upon all of the terms and conditions of this Lease, except that the following rights of Tenant during the original term of this Lease shall not apply during such extension period: (a) any right to rent-free possession,
         (b) any right to further extension of the term of the Lease beyond the Extended Terms set forth hereinabove, (c) any right to continue to pay the same Base Rent and (d) any limitation on increases in expenses payable by Tenant. Landlord and Tenant hereby acknowledge and agree that the Base Rent during each Extended Term shall be the "PREVAILING RATE" for the Premises, as determined in accordance with this Section. Within fifteen (15) days following Landlord's receipt of the Extension Notice, Landlord shall deliver a written notice ("EXTENSION NOTICE") to Tenant setting forth Landlord's estimation of the Prevailing Rate for the Premises. The parties shall have until the date that is ten (10) months prior to the date that the original term, or first Extended Term, as applicable, will expire in order to agree on Base Rent during such Extended Term. If the parties agree on the Base Rent for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Base Rent. If the parties are unable to agree on Base Rent for such Extended Term during that period, for a period of ten (10) days thereafter, by providing Landlord with written notice, Tenant may elect to (i) withdraw its Extension Notice, in which case Tenant shall no longer have any extension rights pursuant to this Section 33, or (ii) cause the Prevailing Rate to be established by appraisal. The failure of Tenant to make such election within five
         (5) days following Tenant's receipt of written notice from Landlord indicating that Tenant has not made such election shall be deemed Tenant's election to proceed under subsection (i) above. In the event the appraisal procedure is utilized, Landlord and Tenant shall each appoint one appraiser at least eight (8) months prior to the expiration of the original term; provided, however, that if either party fails to designate an appraiser within the time period specified, then the appraiser who is designated shall conclusively determine the Prevailing Rate. If two (2) appraisers are designated, then they shall submit within thirty (30) days after the second thereof has been designated their appraisals of the Prevailing Rate. Landlord and Tenant intend that the "Prevailing Rate" shall be deemed to be the rent per square foot of rentable area of office space that is then being charged for as renewal rates office space located in Class "A" office buildings in the vicinity of the Building (located within the Broomfield submarket) that are comparable in quality and offer similar amenities to the Building and involving leases with similar terms and conditions, and involving the use of the premises for general office purposes. The office spaces used for comparison shall be comparable in size, quality and design to the Premises, and such office spaces used for comparison shall be comparable to the Premises with respect to their location within such buildings. Should the two appraisers be unable to agree within said thirty (30) days, the two appraisers shall each submit an independent written appraisal and together they shall designate one (1) additional person as appraiser within five (5) days following the expiration of said thirty (30)-day period; provided, however, that if the difference between the two appraisals is five percent (5%) or less of the lowest appraisal, then an additional appraiser shall not be designated and the Prevailing Rate shall equal the average of the two (2) appraisals that are submitted. The third appraiser shall submit an independent written appraisal within thirty (30) days following his or her appointment. If the two appraisers cannot agree upon a third appraiser, then either party hereunder may request that any District Court Judge of the County in which the Premises is located appoint such third appraiser. The Prevailing Rate shall be equal to the average of the two (2) written appraisals which are closest, and the third (3rd) appraisal shall be disregarded. Each party shall bear the cost of the appraiser appointed by it. If three (3) appraisers are appointed, each party shall bear the cost of the appraiser appointed by it and the parties shall share equally in the cost of the third appraiser. No person shall be appointed or designated an appraiser unless he or she is (i) an independent appraiser who is a currently certified member of the American Institute of Real Estate Appraisers (with MAI designation) and unless he or she has at least five (5) years' experience as an appraiser in the County which the Premise is located, or (ii) a real estate broker with a minimum of at least ten (10) years' experience in leasing of commercial office space in the vicinity of the Project. The third appraiser shall not have ever been employed (full-time or part-time or on a consulting basis) by Landlord or Tenant. In the event that the Prevailing Rate is not established before the commencement of such Extended Term, Tenant shall continue to pay the Base Rent then in effect; when the Prevailing Rate has been established, the new Base Rent shall be retroactively effective as of the beginning of such Extended Term, and Tenant shall pay Landlord any deficiency within thirty (30) days after the establishment of the new Base Rent. If Tenant has overpaid Base Rent during such period such overpayment shall be offset against Rent thereafter coming due.

34.      HAZARDOUS MATERIALS

         (a) For the purpose of this Section 34(a) and this Lease, the following terms are defined as follows:

                 (i) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only and without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including for example only and without limitation, gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                 (ii) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future governmental statutes, codes, ordinances, regulations, rules, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                 (iii) "HANDLE," "HANDLED," or "HANDLING" shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials by Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees. The word "contractors" which is contained in the preceding sentence shall not include any contractor which installs the Tenant Improvements or improvements constructed for the Expansion Space (as defined below).

                 (iv) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Building.

         (b) Tenant covenants and warrants that it shall, at its own expense, promptly take all actions required by any governmental agency or entity in connection with the Handling of Hazardous Materials by Tenant at or about the Premises, Building or Project, including without limitation, inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials introduced, released, or deposited by Tenant, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with Landlord's use, operation, leasing and sale of the Project and other tenants' quiet enjoyment of their premises in the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling of Hazardous Materials at or about the Premises, Building or Project by Tenant. Tenant shall remove at its own expense, by bond or otherwise, all liens or charges of any kind filed or recorded against the Premises, Building or Project in connection with the Handling by Tenant, its agents, employees, contractors and/or subcontractors, of Hazardous Materials, within ten
         (10) days after the filing or recording of such lien or charge, and if Tenant fails to do so, Landlord shall have the right, but not the obligation, to remove the lien or charge at Tenant's expense in any manner Landlord deems expedient.

         (c) Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time, upon prior notice (except in the case of emergency), (i) to confirm Tenant's compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. If Landlord engages a consultant upon the reasonable, good faith belief that Tenant is in violation of its obligations under this Section 30, Tenant shall pay the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

         (d) Landlord represents and warrants to Tenant that, to the best of Landlord's actual current knowledge, as of the Commencement Date, the Building, and the real property on which such improvements are constructed, do not contain any Hazardous Materials in violation of Environmental Requirements.

35.      GENERAL PROVISIONS

         (i) Plats and Exhibits. Clauses, plats and exhibits, if any, signed by the Landlord and the Tenant endorsed on or affixed to this Lease are a part hereof.

         (ii) Waiver. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

         (iii) Joint Obligation. If there be more than one (1) Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.

         (iv) Marginal Headings. The marginal headings and Article titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         (v) Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         (vi) Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         (vii) Recordation. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

         (viii) Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

         (ix) Limitation on Liability. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (1) Tenant's sole and exclusive recourse shall be against Landlord's interest in the Building and Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord, (2) No partner, stockholder, director, officer, employee, beneficiary or trustee (collectively, "PARTNER") of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); (3) No service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord); (4) No Partner of Landlord shall be required to answer or otherwise plead to any service of process; and (5) No judgment will be taken against any Partner of Landlord.

         (x) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after Tenant's receipt of written notice that such amount is past due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         (xi) Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to, except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

         (xii) Attorneys' Fees. If any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Each party shall also indemnify the other party against and hold the other party harmless from all costs, expenses, demands and liability the other party may incur if the other party becomes or is made a party to any claim or action (a) instituted by the indemnifying party against any third party, or by any third party against the indemnifying party, or by or against any person holding any interest under or using the Project by license of or agreement with the indemnifying party; (b) for foreclosure of any lien for labor or material furnished to or for the indemnifying party or such other person; (c) otherwise arising out of or resulting from any act or transaction of the indemnifying party or such other person; or
         (d) necessary to protect the other party's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. The indemnifying party shall defend the other party against any such claim or action at the indemnifying party's expense with counsel reasonably acceptable to the other party, or at the other party's election, the indemnifying party shall reimburse the other party for any reasonable legal fees or costs the other party incurs in any such claim or action.

         (xiii) Inability to Perform. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations or furnish services and utilities hereunder or is delayed in doing so, if such inability or delay is caused by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, governmental laws or regulations, governmental requests for the general public welfare, or other causes beyond the reasonable control of Landlord, provided that Landlord shall use its commercially reasonable efforts to minimize any such delay.

         (xiv) Modification For Lender. If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications to this Lease as a condition to such financing, following consultation with legal counsel, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

         (xv) Sale of Premises by Landlord. In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

         (xvi) Subordination, Attornment.

                 (1) This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

                 (2) In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises. Tenant shall attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Landlord under this Lease.

                 (3) Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be.

                 (4) Landlord agrees that Tenant's obligations to subordinate under this Section to any existing and future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant's receipt of a non-disturbance agreement from the party requiring such subordination (which party is referred to for the purposes of this Section as the "SUPERIOR LIENOR"). Such non-disturbance agreement shall provide, at a minimum, that Tenant's possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord's obligation with respect to such a non-disturbance agreement shall be limited to obtaining the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement.

         (xvii) Name. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises, except that Tenant may use the Building's name in any of Tenant's promotional material.

         (xvii) Separability. Any provision of this Lease, which shall prove to be invalid, void or illegal, shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

         (xix) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         (xx) Choice of Law. This Lease shall be governed by the laws of the state, in which the Premises are located.

         (xxi) Signage. To the extent consistent with (i) any covenants, conditions and restrictions encumbering the Building, and (ii) applicable laws, statutes and ordinances, Tenant shall be entitled to primary Building signage ("BUILDING SIGNAGE") and non-exclusive monument signage at the Building ("MONUMENT SIGNAGE"), provided that Landlord has approved, in writing, the configuration, size, character, materials and location of such signage. The cost of installing the Building Signage shall be paid for by Landlord out of Tenant's Allowance pursuant to the Work Letter Agreement. The cost of the base structure that the Monument Signage is affixed shall be the responsibility of Landlord. The maintenance and repair of all such signage shall be a Direct Expense allocable to Tenant. Tenant shall be responsible for the cost of removal of the Building Signage upon the expiration or earlier termination of this Lease.

         (xxii) State Law Conflict. To the maximum extent permitted under the laws of the State of Colorado, the parties agree that the provisions of this Lease shall control any inconsistency and/or conflict with any law of the State of Colorado.

         (xxiii) Surrender of Premises. On the expiration of this Lease, or within five (5) days after the earlier termination of the term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear and repair and maintenance which is the obligation of Tenant and damage and/or destruction which is not the obligation of Tenant to repair pursuant to the provisions of this Lease).

36.      BROKERS

         Each party warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only Cushman & Wakefield and Staubach Company ("BROKERS"), and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay a leasing commission to the Brokers in accordance with separate documentation.

37.      NOTICE

         All notices and demands required to be sent to the Landlord or Tenant under the terms of this Lease shall be personally delivered or sent by certified mail, postage prepaid or by overnight courier (i.e., Federal Express), to the addresses indicated in the Basic Lease Information, or to such other addresses as the parties may from time to time designate by notice pursuant to this paragraph. In addition, prior to the Commencement Date, notices to Tenant shall be sent to Ms. Barb Madden, Associate Director, Facilities, Abacus Direct Corporation, 8774 Yates Drive, Westminster, Colorado 80030. Notices shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice
         (ii) if mailed, two (2) days following the date of posting by the U.S. Postal Service, and (iii) if by overnight courier, on the business day following the deposit of such notice with such courier.

The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures. If this Lease has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transactions relating thereto.

LANDLORD:                                       TENANT:

WESTERN STATES VENTURES, LLC, a                 ABACUS DIRECT CORPORATION, a Delaware
California limited liability company            corporation

By:      /s/ DAVID L. BONUCCELLI                By:      /s/ CARLOS SALA
   -----------------------------------              -----------------------------------
         David L. Bonuccelli                             Carlos Sala
Its:     Managing Member                        Its:     Chief Financial Officer

Date:    6-2-98                                    Date:    5/27/98
      --------------------------------                  -------------------------------
Address:    818 University Avenue               Address:     8774 Yates Drive
            Sacramento, California 95825                     Westminster, Colorado 80030

RULES AND REGULATIONS

1. Except as provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

         All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

         Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, however, that Landlord may furnish and install a building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises. In the event of the loss of any keys furnished by the Landlord, Tenant shall pay to the Landlord the cost thereof.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. Tenant may move furniture, freight or equipment into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done in a way to not unreasonably interfere with the other tenants of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit to suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.


8. Excepting microwave cooking and incidental cooking for employees and/or subtenants of Tenant or a cafeteria installed by Tenant for its employees in accordance with Section 10 of the Lease, no cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Tenant shall, in no event, allow cooking which omits a strong odor throughout the Building.

9. Tenant shall not use or keep in the Promises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and communication wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord, not to be unreasonably withheld or delayed.

11. On Saturdays, Sundays and legal holidays, and during non-Building hours set forth in the Lease, access to the Building or to the halls, corridors, elevators or stairways in the Building, or the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

14. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same; provided, however, Tenant shall be entitled to market the business operations of Tenant at the Premises, in a professional manner, to other tenants within the Building.

15. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

16. All entrance doors in the premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

17. No employee of Tenant shall be permitted to smoke within fifty (50) feet of the main and secondary entrance to the Building.